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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

                       FOR IMMEDIATE RELEASE JULY 24, 2002

                           GENERAL CREDIT CORPORATION
                              FILES FOR BANKRUPTCY

            General Credit Corporation (OTC BB: GNIZ) announced today that, on July 19, 2002, General Credit Corporation (the "Company") and its wholly owned subsidiaries (collectively, the "Debtors") filed voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 02-13506). The Debtors will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Filings may be accessed on the Court's Electronic Case Filing System at http://ecf.nysb.uscourts.gov/index.html or at the Clerk's Office in Manhattan, White Plains or Poughkeepsie, New York.

         FOR FURTHER INFORMATION, PLEASE CONTACT PAUL WIENER AT (212) 697-4441.